UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2026

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Venture, Suite 220 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 808-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2026, Mobix Labs, Inc. (the “Company”) executed an Agreement and Plan of Merger (the “Merger Agreement”) with Mobix Merger Sub X, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub X”), Mobix Merger Sub XI, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub XI”), Vision Aerial, Inc., a Delaware corporation (“Vision Aerial”), and the shareholder representative named therein.

The Merger Agreement provides for the acquisition of Vision Aerial by the Company through a series of mergers, pursuant to which Merger Sub X will merge with and into Vision Aerial, with Vision Aerial surviving as a wholly owned subsidiary of the Company, followed immediately by the merger of the surviving corporation with and into Merger Sub XI, with Merger Sub XI surviving the second merger. The parties intend that the mergers (the “Mergers”), taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Under the terms of the Merger Agreement, consideration payable to the shareholders of Vision Aerial will consist of a combination of (i) a number of shares of the Company’s Class A common stock equal to $12 million divided by the Rollover Share Price (as defined below) and (ii) $3,000,000 cash, subject to customary post-closing purchase price adjustments and indemnification holdbacks. The Rollover Share Price is equal to the volume-weighted average price per share of the Class A common stock for the 20 trading days ending on (and including) the third trading day preceding the closing of the Mergers, provided the Rollover Share Price shall not be less than $2.00 nor greater than $3.00 (subject to adjustment for any stock split, stock dividend, recapitalization or similar event). The Merger Agreement contains representations, warranties, covenants, and indemnification provisions customary for a transaction of this type, and the closing of the transaction is subject to customary closing conditions, including the satisfaction of the Company’s due diligence investigation, approval by the stockholders of the Company and of Vison Aerial. The Merger Agreement may be terminated under specified circumstances, including the payment of a termination fee by Vision Aerial in certain cases.

A copy of the Merger Agreement is expected to be filed as an exhibit hereto by amendment.

The foregoing description of the Merger Agreement does not purport to be complete and, upon filing, will be qualified in its entirety by reference to the full text of the Merger Agreement.

Item 3.02 Unregistered Sales of Equity Securities

The information regarding the Merger Agreement and the issuance of the shares of Class A common stock contemplated thereunder set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The securities comprising the stock consideration to be issued in connection with the Mergers have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobix Labs, Inc.

Dated: July 29, 2026	/s/ Keyvan Samini
Keyvan Samini
President and Chief Financial Officer